Exhibit 10.60

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

THIS CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is entered into and effective as of the date it has been fully executed and dated below (“Effective Date”) by GEM Yield Bahamas Limited and GEM Global Yield LLC SCS (collectively “GEM”) on the one hand, and NeuroRx, Inc. and NRx Pharmaceuticals, Inc. (collectively “NeuroRx”), on the other hand. NeuroRx and GEM are herein referred to jointly as the “Parties” and each individually as a “Party.”

WHEREAS, GEM Yield Bahamas Limited is a company organized under the laws of the Bahamas whose registered office is at Office of Lennox Paton Corporate Services Limited, Bayside Executive Park, Building 3, West Bay Street, P.O. Box N-4875, Nassau, Island of New Providence, Commonwealth of the Bahamas;

WHEREAS, GEM Global Yield LLC SCS is a company organized under the laws of Luxembourg, whose registered office is at 412F, route d-Esch, L-2086 Luxembourg;

WHEREAS, NeuroRx, Inc. is a company organized and existing under the laws of Delaware, U.S., whose registered office is at 1201 Orange Street, Suite 600, Wilmington DE 19801, U.S.A.;

WHEREAS, NRx Pharmaceuticals, Inc. is a company organized and existing under the laws of Delaware, U.S., whose registered office is at 1201 Orange Street, Suite 600, Wilmington, DE, 19801, USA;

WHEREAS, on or about August 12, 2022, GEM filed a Statement of Claim with the American Arbitration Association (“AAA”) against NeuroRx asserting claims for Breach of Contract and Promissory Estoppel, Case No. 01-22-0003-4718 (the “Arbitration”);

WHEREAS, on or about October 18, 2022, NeuroRx Answered GEM’s Statement of Claim in the Arbitration, and denied any wrongdoing;

WHEREAS, without conceding the merit or lack of merit of any claim or defense or the existence of any liability whatsoever, the Parties now desire to resolve and settle the Released Claims (hereinafter defined), including, but not limited to, all claims asserted or that could have been asserted in the Arbitration, on the terms described below;

NOW THEREFORE, in consideration of the mutual covenants and agreements, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Section 1Shares and Timing.

(a)NeuroRx will transfer $250,000.00 USD worth of restricted shares in NRx Pharmaceuticals, Inc. (the “Settlement Shares”), valued at the closing price of the stock on the day prior to the Effective Date, to GEM within forty-five (45) calendar days after the Effective Date. Transfer shall be made to GEM’s DRS account at the company’s transfer agent, Continental Stock

Trust and Transfer Company, 1 State Street, 30th Floor,  New York, N.Y. 10004 (“Transfer Agent”).

(b)Receipt of the Settlement Shares into GEM’s account shall constitute a full and valid discharge of the settlements obligation pursuant to this Agreement and in connection with the settlement of the Arbitration contemplated herein.

(c)The Parties agree that, apart from the transfer of the Settlement Shares, GEM and the Releasors (hereinafter defined) are not entitled to any other payments or consideration from any of the Releasees (hereinafter defined) in respect of the Released Claims (hereinafter defined).

(d)The Settlement Shares shall be duly registered and fully transferrable at the time of delivery, subject only to the restriction set forth in sub-paragraph (e) below.

(e)The Settlement Shares shall be restricted, and GEM is unable to sell or otherwise transfer those shares for six (6) months from the Effective Date. At the expiry of that six (6) month period, the Settlement Shares shall become freely tradeable and the NeuroRx shall instruct the Transfer Agent to remove any restrictive legends from such shares.

Section 2. No Admission of Liability. It is understood and agreed by the Parties that this Agreement is a settlement of disputed claims. The Parties agree that this settlement does not constitute an admission of liability or wrongdoing on the part of any Party as to any of the claims made in the Arbitration or any other conduct. Nor shall this Agreement constitute an admission by any Party of any fact or principle of law.

Section 3. Notice of Voluntary Dismissal With Prejudice. Within two (2) business days of the Effective Date, counsel for GEM shall, pursuant to the applicable arbitral rules, notify the AAA and the arbitrator that the Arbitration has been stayed, and within two (2) business days after receipt of the Settlement Shares, GEM shall file the appropriate notices with the arbitrator to terminate the Arbitration, in substantially the same form as attached to this Agreement as Exhibit A. Each Party to this Agreement shall be responsible for its respective legal fees, costs and expenses, and each Party waives any claim against the other for payment of any fees, costs or expenses incurred in respect of the Arbitration. Each Party shall also be responsible for its respective fees paid to the AAA and/or the arbitrator in the Arbitration.

Section 4. Release.

(a)Effective immediately upon GEM’s receipt of the Settlement Shares as set forth in Section 1 above, GEM, on behalf of themselves and their parents, affiliates, subsidiaries, partners, members, administrators, successors, predecessors, assigns, transferees, executors, insurers, and trustees, and current and former officers, directors, representatives, agents, employees, and attorneys, and any other person or entity who has the right, ability, standing or capacity to assert, prosecute or maintain on their behalf any of the Released Claims (hereinafter defined), whether in whole or in part (collectively, “Releasors”), shall and shall be deemed to release and forever discharge NeuroRx, together with any and all of their parents, affiliates, subsidiaries, partners, members, administrators, insurers, sureties, successors, predecessors, assigns, transferees, executors, and trustees, and current and former officers, directors, representatives, agents, employees, and attorneys (collectively, “Releasees”) from and against any and all claims, demands, actions or causes of action, liabilities, debts, damages, or obligations of whatsoever kind, name, description or nature, be they contractual, equitable, tort or statutory, liquidated or unliquidated, or presently known or unknown to the Parties which the Releasors had, now have, or may claim to have against any of the Releasees, including, but not limited to, all claims relating to, arising out of, or in connection with the October 2019 Share Subscription Facility Agreement between NeuroRx, Inc on the one hand, and GEM on the other hand, the October 2019 Promissory Note between the same, the January 2022 Draw Down Notice sent to GEM from NeuroRx, and the March 28, 2021 Warrant Agreement in which GEM received 1,053,738 shares of NeuroRx stock, including, without limitation, any claims that were or could have been asserted in the Arbitration (collectively, “Released Claims”); provided, however, that the Released Claims do not include any claims to enforce this Agreement.

(b)Effective immediately upon GEM’s receipt of the Settlement Shares as set forth in Section 1 above, NeuroRx, on behalf of themselves and their parents, affiliates, subsidiaries, partners, members, administrators, successors, predecessors, assigns, transferees, executors, insurers, and trustees, and current and former officers, directors, representatives, agents, employees, and attorneys, and any other person or entity who has the right, ability, standing or capacity to assert, prosecute or maintain on their behalf any of the Released Claims (hereinafter defined), whether in whole or in part (collectively, “Releasors”), shall and shall be deemed to release and forever discharge GEM, together with any and all of their parents, affiliates, subsidiaries, partners, members, administrators, insurers, sureties, successors, predecessors, assigns, transferees, executors, and trustees, and current and former officers, directors, representatives, agents, employees, and attorneys (collectively, “Releasees”) from and against any and all claims, demands, actions or causes of action, liabilities, debts, damages, or obligations of whatsoever kind, name, description or nature, be they contractual, equitable, tort or statutory, liquidated or unliquidated, or presently known or unknown to the Parties which the Releasors had, now have, or may claim to have against any of the Releasees, including, but not limited to, all claims relating to, arising out of, or in connection with the October 2019 Share Subscription Facility Agreement between NeuroRx, Inc on the one hand, and GEM on the other hand, the October 2019 Promissory Note between the same, the January 2022 Draw Down Notice sent to GEM from NeuroRx, and the March 28, 2021 Warrant Agreement in which GEM received 1,053,738 shares of NeuroRx stock, including, without limitation, any claims that were or could have been asserted in the Arbitration (collectively, “Released Claims”); provided, however, that the Released Claims do not include any claims to enforce this Agreement.

(c)The Parties acknowledge, and the Releasors by operation of law shall be deemed to have acknowledged, that the inclusion of unknown claims in the release was separately bargained for and was an essential element of the Agreement.

(d)GEM, on behalf of itself and the Releasors, represents and warrants that (1) the Releasors are the legal owners of the Released Claims and (2) the Releasors have not assigned, and hereafter will not assign, any Released Claim.

Section 5.Confidentiality

(a)Except as expressly permitted below, and in consideration for the transfer of the Settlement Shares and release stated herein, (1) each Party will maintain in confidence the terms and conditions of this settlement and Agreement and any and all underlying communications and negotiations in connection with this settlement and Agreement; and (2) no press release, on-the-record statement, background statement or information, public statement of any kind, summary, documents, acknowledgments, or interviews will be issued or given, including, without limitation, to the public or any person, entity, news organization, magazine, newspaper, radio or television organization, or other representative of the media, regarding the Arbitration, including the allegations and claims asserted therein, this settlement, or this Agreement. If any Party receives an inquiry about the dispute or the Arbitration, the Party may only state words to the effect that “the case has been resolved” or “the case has settled.”

(b)Notwithstanding the foregoing or any other provision in this Agreement to the contrary, each Party may disclose the settlement or the terms of this Agreement: (1) to its attorneys; (2) to its accountants, auditors, or other similar agents for the limited purpose of rendering advice or services to which the Arbitration or the terms of this Agreement are relevant; (3) to any potential indemnitor of the Payment Amount; (4) to any regulatory, self-regulatory or governmental entity or agency upon request by such agency; (5) to enforce any term of this Agreement; (6) to the extent disclosure is required by the governing documents of any of the Releasors or the rules of any regulatory agency or selfregulatory organization with oversight authority over any of the Releasors; (7) pursuant to other applicable rules, regulations or governing law, provided, in the case of a subpoena issued in any private action, each Party shall provide written notice to the other Party as soon as practicable so that such other Party may take any action it deems appropriate; (8) if another Party publicly discloses the settlement or the terms of this Agreement in a way that is materially inaccurate, and then only to the extent necessary to correct the inaccuracy; or (9) pursuant to written approval of each other Party. Nothing within Section 5(b) of this Agreement or elsewhere in the Agreement shall prohibit the Parties from disclosing the Agreement to the relevant arbitrator, as may be required under the applicable arbitral rules in the underlying Arbitration.

(c) Except as provided in subsections (4), (6), or (8) of Section 5(b) of this Agreement, a Party making a disclosure to a third party in accordance with this section shall also inform the third party in writing that the Agreement is confidential and any disclosures concerning the Agreement must be treated as such.

(d) The Parties acknowledge and agree that the provisions in Section 5 relating to confidentiality are material terms to this Agreement and were a material inducement to each Party’s execution of this Agreement. To effectuate the enforceability of the foregoing confidentiality provisions and to avoid irreparable harm to the non-breaching party, the Parties hereby agree, acknowledge, and approve that they shall have available to them, should there be any actual or threatened breach of Section 5, the remedies of injunction and protective order, and such other relief as may be available under applicable law.

Section 6. Non-Disparagement. Each of the Parties agrees that it will not make or cause to be made any statements, observations, or opinions, or to communicate any information, whether in writing or orally, relating to the Arbitration or this Agreement, including but not limited to statements to the press or to employees, clients, customers, or contractors of the other Parties, that disparage or are likely in any way to harm the reputation of the other Parties.

Section 8. Authority to Execute Agreement. Each Party executing this Agreement warrants and represents that it has the specific authority to enter into and execute this Agreement and bind the Party represented. Each of the Parties hereto agrees to execute and deliver whatever documents are necessary or reasonably requested to give effect to this Agreement.

Section 9. Entire Agreement. This Agreement is final and binding and constitutes the entire agreement of the Parties as to the subject matter hereof and supersedes all previous oral or written agreements among the Parties as to the subject matter hereof. The terms of this Agreement are contractual and not merely recital. This Agreement is executed without any reliance upon any representation by any person concerning the nature and extent of injuries or legal liabilities, and the Parties have carefully read and understand the contents of this Agreement and sign as their own free act.

Section 10.Modifications. No change, alteration or modification of this Agreement may be made except in writing signed by the Parties.

Section 11. Legal Counsel. Each Party acknowledges that it has had this Agreement reviewed by the counsel of its choice. The Parties agree that attorneys for all Parties have participated in the drafting of this Agreement and that no Party will be deemed the drafter of this Agreement with respect to assumptions in the law. Each Party enters into this Agreement voluntarily, without any coercion or duress, and with a full understanding of the terms of this Agreement.

Section 12. Copies. This Agreement may be executed in multiple counterparts, each bearing the signature of one or more Parties. Any copy bearing the signature of the Party to be charged may be deemed an original. Facsimile and scanned electronic copies of original signatures shall have the same force and effect as the original signatures.

Section 13. Dispute Relating to the Agreement. Any dispute that arises among the Parties to this Agreement in regard to the terms, conditions, performance or breach of the Agreement shall be governed by New York law, without regard to its choice-of-law principles. The Supreme Court of the State of New York in and for the County of New York and the United States District Court located in the Borough of Manhattan in New York City shall have exclusive jurisdiction over this Agreement and any claims arising out of or related in any manner to this Agreement. Each of the Parties agrees that it shall be subject to personal jurisdiction and service of process in such courts, and that venue shall be appropriate in such courts, for the purpose of any such claims.

Section 14.Severability. In the event that any term, provision, or condition contained in this Agreement shall be determined to be void, invalid, unenforceable or against public policy, that term, provision or condition shall be eliminated or stricken, and the remaining terms, provisions or conditions hereof shall not be affected or impaired and shall remain in full force and effect.

Section 15.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, executors, administrators, and/or legal representatives.

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BY: GEM Yield Bahamas Limited

By:                                                     Date:

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BY: GEM Global Yield LLC SCS

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BY:NeuroRx, Inc

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BY:NRx Pharmaceuticals, Inc.

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Settlement Agreement Signature Page

EXHIBIT A:

AMERICAN ARBITRATION ASSOCIATION

GEM YIELD BAHAMAS LIMITED and GEM GLOBAL YIELD LLC SCS, Claimants, v. NEURORX, INC. and NRX PHARMACEUTICALS, INC., Respondents.	Case No. 01-22-0003-4718

Joint Request to Termination Arbitration

Pursuant to ICDR Article 35, Claimants GEM Yield Bahamas Limited and GEM Global Yield LLC SSC And Respondents NeuroRx, Inc. and NRx Pharmaceuticals, Inc. jointly request that this arbitration be terminated with prejudice.